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                     [Letterhead of KPMG Peat Marwick LLP]

                                                                    EXHIBIT 15.1



                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


The Board of Directors
Payless Cashways, Inc.:


We have reviewed the accompanying condensed consolidated balance sheets of Payless Cashways, Inc. and subsidiary as of August 24, 1996 and August 26, 1995 and the related condensed consolidated statements of operations for the thirteen and thirty-nine week periods then ended and cash flows for the thirty-nine week periods then ended. These condensed consolidated financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying condensed consolidated financial statements for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of Payless Cashways, Inc. and subsidiary as of November 25, 1995 and the related consolidated statements of operations, shareholders' equity and cash flows for the fiscal year then ended (not presented herein); and in our report dated January 9, 1996, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of November 25, 1995 is fairly presented, in all material respects, in relation to the consolidated balance sheet from which it has been derived.




s/ KPMG Peat Marwick LLP

Kansas City, Missouri
September 9, 1996




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                     [Letterhead of KPMG Peat Marwick LLP]

                                                                    EXHIBIT 15.1



Payless Cashways, Inc.
Kansas City, Missouri

Gentlemen:

With respect to the subject registration statements on Form S-8 and Form S-3, we acknowledge our awareness of the use therein of our report dated September 9, 1996 related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.





                                                 s/ KPMG Peat Marwick LLP


Kansas City, Missouri
October 7, 1996